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                                                                     EXHIBIT 8.2


                                  Exhibit 8.2

         State Tax Opinion of Housholder, Artman and Associates, P.C.
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Housholder, Artman and Associates, P.C
Certified Public Accountants
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115-1/2 N. Jackson Street                                 Telephone 615-455-4248
P.O. Box 1568                                                   Fax 615-393-2122
Tullahoma, Tennessee 37388



Board of Directors                                                 April 3, 1997
Security Federal Savings Bank of McMinnville, TN
Security Bancorp, Inc.
306 W. Main Street
McMinnville, Tennessee 37110

Re:  Certain Tennessee Income Tax Consequences Relating to
     Proposed Holding Company Conversion of Security Federal
     Savings Bank of McMinnville, TN and Subsequent Conversion to a Tennessee-chartered Commercial Bank

Gentlemen:

In accordance with your request, set forth herein, is the opinion of this firm relating to certain Tennessee income tax consequences of (i) the proposed conversion of Security Federal Savings Bank of McMinnville (the "Savings Bank") from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Converted Savings Bank"), (the "Stock Conversion"); (ii) the concurrent acquisition of 100% of the outstanding capital stock of the Converted Savings Bank by a parent holding company formed at the direction of the Board of Directors of the Savings Bank and to be known as Security Bancorp, Inc. (the "Holding Company"); and thereafter, (iii) the conversion of the Converted Savings Bank to a Tennessee-chartered commercial bank (the "Converted Bank") (the "Bank Conversion").

You have previously received the opinion of Breyer & Aguggia regarding the federal income tax consequences of the Stock Conversion, the Holding Company formation and the Bank Conversion to the Savings Bank, the Converted Savings Bank, the Holding Company and the deposit account holders of the Savings Bank under the Internal Revenue Code of 1986, as amended (the "Code"). The federal opinion concludes, inter alia, that the proposed transactions qualify as a
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tax-free reorganization under Section 368(a)(1)(F) of the Code.



------------------------------------ MEMBERS -----------------------------------
American Institute of Certified                  Tennessee Society of Certified
Public Accountants                               Public Accountants
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Board of Directors
Security Federal Savings Bank of McMinnville
Security Bancorp, Inc.
Page 2
April 3, 1997


The State of Tennessee will, for income tax purposes, treat the proposed transactions in an identical manner as they are treated by the Internal Revenue Service for federal income tax purposes. Based upon the facts and circumstances attendant to the Stock Conversion, the Bank Conversion, the Holding Company formation, and pursuant to applicable provisions of the Internal Revenue Code, it is our opinion that, under the laws of the State of Tennessee, no adverse Tennessee state income tax consequences will be incurred by the parties to the proposed transactions, including deposit account holders, as a result of the Stock conversion, the Holding Company formation, and the Bank Conversion.

No opinion is expressed on any matter other than income tax consequences including, but not limited to, any franchise, capital stock or business and occupation taxes which might result from the implementation of the proposed transactions.

We hereby consent to the filing of this opinion with the OTS as an exhibit to the Application H-(e)1-S filed by the Holding Company with the OTS in connection with the Conversion and the reference to our firm in the Application H-(e)1-S under Item 110.55 therein.

We also hereby consent to the filing of this opinion with the SEC and the OTS as exhibits to the Registration Statement and the Bank's Application for Conversion on Form AC ("Form AC"), respectively, and the reference to our firm in the Prospectus, which is part of both the Registration Statement and the Form AC, under the headings "THE CONVERSION--Effect of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank-Tax Effects" and LEGAL AND TAX OPINIONS".

Very truly yours,

/s/ Housholder, Artman and Associates, P.C

Housholder, Artman and Associates, P.C